UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2018
ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (818) 878-7900
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 15, 2018, On Assignment, Inc., a Delaware corporation (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change the Company’s name to “ASGN Incorporated” effective as of 12:02 a.m. Eastern Time on April 2, 2018. The Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference to this Item 5.03.
Item 8.01. Other Events.
In connection with the name change, a new CUSIP number was assigned to the Company’s common stock, $0.01 par value per share (the “Common Stock”). The new CUSIP number for the Common Stock is 00191U 102 and the Common Stock continues to trade on the New York Stock Exchange under the symbol “ASGN.” The Company anticipates that trading under the new name and CUSIP number will begin at the opening of trading on April 2, 2018.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The information set forth in the Exhibit Index that follows is incorporated into this Item 9.01 by reference.
EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of On, Assignment, Inc., as filed with the Secretary of State of the State of Delaware on March 15, 2018

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.

Date: March 15, 2018	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary